EXHIBIT 21

LIST OF SUBSIDIARIES

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED
Al Wasl Marine LLC.	Dubai	49%
Antilles Marine Service Limited	Trinidad & Tobago	50%
Candies Tidewater Joint Venture, L.L.C.	Louisiana	50%
Compania Marítima de Magallanes Limitada	Chile	100%
Divetide Limited	Thailand	49%
Equipo Mara, C.A.	Venezuela	19.9%
Equipo Zulia, C.A.	Venezuela	100%
Fairway Personnel Services Limited	England	100%
Four Star Marine, Inc.	Louisiana	49%
Gulf Fleet Abu Dhabi	Abu Dhabi	49%
Gulf Fleet Middle East Limited	Cayman Islands	100%
Gulf Fleet Middle East, Inc.	Panama	100%
Gulf Fleet N.V.	Netherlands Antilles	100%
Gulf Fleet Supply Vessels, L.L.C.	Louisiana	100%
Hilliard Oil & Gas, Inc.	Nevada	100%
Hornbeck Shipping Limited	Isle of Man	100%
Hornbeck Support Ships Limited	Isle of Man	100%
Jackson Marine Limited	Cayman Islands	100%
Jackson Marine, L.L.C.	Louisiana	100%
Jackson Marine, S.A.	Panama	100%
Java Boat Corporation	Louisiana	100%
Lamnalco-Tidewater Marine Service Limited	Vanuatu	50%
Logistica Mexicana del Caribe, S. de R.L. de C.V.	Mexico	100%
Mare Alta do Brasil Navegacao Ltda.	Brazil	100%
Mashhor Marine Sdn. Bhd.	Brunei	70%
Nautica Saltamar, S.A. DE C.V. Niugini Offshore Services Joint Venture (unincorporated)	Mexico New Guinea	49 50	% %
O.I.L. (Nigeria) Limited	Nigeria	82.1%
Offshore Pacific Pty. Ltd.	Vanuatu	100%
OSA do Brasil Representações Ltda.	Brazil	100%
Pacific Tidewater Pty. Ltd.	Australia	100%
Pan Marine do Brasil Ltda.	Brazil	100%
Pan Marine International, Inc.	Cayman Islands	100%
Pental Insurance Co. Ltd.	Bermuda	100%
Point Marine, L.L.C.	Louisiana	100%
Provident Marine Ltd.	Turks & Caicos	50%
PT. Tidewater Operators Indonesia	Indonesia	95%
Quality Shipyards, L.L.C. .	Louisiana	100%
Remolcadores y Gabarras Remigasa, S.A.	Venezuela	19.9%
Rem-Tide AS	Norway	50%
S.O.P., Inc.	Louisiana	100%
Sakhalin Holding, L.L.C.	Russia	100%
Sakhalin Offshore Marine, L.L.C.	Russia	100%
Seafarer Boat Corporation	Louisiana	100%

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED
Servicios de Abastecimientos Mexicanos, S. de R.L. de C.V.	Mexico	100%
Servicios Marítimos del Carmen, S.A. de C.V.	Mexico	100%
Servicios Marítimos Ves, S. de R.L. de C.V.	Mexico	100%
Servicios y Representaciónes Marítimas Mexicanas, S.A. de C.V.	Mexico	100%
Solo Fleet Sdn. Bhd.	Malaysia	100%
Solo Fleet Two Sdn. Bhd.	Malaysia	100%
Solo Support Sdn. Bhd.	Malaysia	100%
Sonatide Marine Services, Ltd.	Cayman Islands	49%
Sonatide Marine, Ltd.	Cayman Islands	49%
Southern Ocean Services Pte. Ltd.	Singapore	100%
T. Benetee L.L.C.	Louisiana	100%
Thabet and O.I.L. Co. Ltd.	Yemen	30%
Tidewater (India) Private Limited	India	100%
Tidewater Assets Limited	Cayman Islands	100%
Tidewater Australia Pte. Ltd.	Australia	100%
Tidewater Caribe, C.A.	Venezuela	100%
Tidewater Crewing Limited	Cayman Islands	100%
Tidewater Foreign Sales Corporation	Barbados	100%
Tidewater Hulls Limited	Cayman Islands	100%
Tidewater Marine Alaska, Inc.	Alaska	100%
Tidewater Marine Australia Pty Ltd.	Australia	100%
Tidewater Marine Indonesia Limited	Vanuatu	80%
Tidewater Marine International Pte. Ltd.	Singapore	100%
Tidewater Marine International, Inc.	Panama	100%
Tidewater Marine Kazakhstan, L.L.P.	Kazakhstan	100%
Tidewater Marine North Sea Limited	England	100%
Tidewater Marine Sakhalin, L.L.C.	Louisiana	100%
Tidewater Marine Service (M) Sdn. Bhd.	Malaysia	49%
Tidewater Marine Service (Malaysia) Sdn. Bhd.	Malaysia	100%
Tidewater Marine Service, C.A. (SEMARCA)	Venezuela	100%
Tidewater Marine Service, L.L.C.	Louisiana	100%
Tidewater Marine Vanuatu Limited	Vanuatu	100%
Tidewater Marine West Indies Limited	Bahama Islands	100%
Tidewater Marine Western, Inc.	Texas	100%
Tidewater Marine, L.L.C.	Louisiana	100%
Tidewater Maritime Limited	Cayman Islands	100%
Tidewater Offshore (GP-1984), Inc.	Delaware	100%
Tidewater Offshore Sdn Bhd	Malaysia	49%
Tidewater Phoenix Nigeria Limited	Nigeria	40%
Tidewater Properties Limited	Cayman Islands	100%
Tidewater Ships Limited	Cayman Islands	100%
Tidewater Vessels Limited	Cayman Islands	100%
Tidex Nigeria Limited	Nigeria	60%
Tidex/OTS Nigeria Limited (unincorporated)	Nigeria	50%
TT Boat Corporation	Louisiana	100%
Twenty Grand (Brazil), L.L.C.	Louisiana	100%
Twenty Grand Marine Service, L.L.C.	Louisiana	100%
Twenty Grand Offshore, Inc.	Louisiana	100%
VTG Supply Boat Liberia Inc.	Liberia	100%
Zapata Gulf Marine International Limited	Vanuatu	100%

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED
Zapata Gulf Marine L.L.C.	Louisiana	100%
Zapata Gulf Marine Operators, L.L.C.	Louisiana	100%
Zapata Gulf Pacific, L.L.C.	Louisiana	100%
Zapata Marine Service (Nigeria) Limited	Nigeria	100%
Zapata Serviços Marítimos Ltda.	Brazil	100%

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